UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2025

CV SCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-54677	80-0944970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9530 Padgett Street, Suite 107 San Diego, California		92126
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 290-2157

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On February 12, 2025, CV Sciences, Inc., a Delaware corporation (the “Company”) entered into a Note Purchase Agreement (“Purchase Agreement”) with an institutional investor (“Investor”), pursuant to which the Company issued and sold to the Investor a Secured Promissory Note in the original principal amount of $1,600,000 (the “Note”). The Note carries an original issuance discount of $400,000 which was deducted from the proceeds of the Note received by the Company which resulted in a purchase price received by the Company of $1,200,000 (the “Purchase Price”). In addition, the Company agreed to pay $10,000 to the Investor to cover its legal fees.

The unpaid amount of the Note, any interest, fees, charges and late fees accrued shall be due and payable on August 12, 2026 (the “Maturity Date”). The Company is required to make monthly repayments to the investor starting on June 12, 2025 of $106,666.67. The Company can pay all or any portion of the outstanding balance earlier than it is due without penalty. In the event the Company repays the Note in full on or before August 13, 2025, the Company will receive a $100,000 discount from the outstanding balance. The Note is secured by all of the Company’s assets and assets of the Company's subsidiaries pursuant to a Security Agreement entered into with the Investor on February 12, 2025 (the “Security Agreement”). In addition, the Company and its subsidiaries entered into an Intellectual Property Security Agreement with the Investor pursuant to which the Company and its subsidiaries granted to the Investor a security interest in the Company's intellectual property. No additional interest will accrue on the Note unless and until an occurrence of an Event of Default (as discussed below).

The Note provides for customary events of default (each as defined in the Note, an "Event of Default"), including, among other things, the nonpayment when due of principal, interest, fees or other amounts, a representation or warranty proving to have been incorrect when made, failure to perform or observe covenants within a specified cure period, a cross-default to certain other indebtedness and material agreements of the Company, and the occurrence of a bankruptcy, insolvency or similar event affecting the Company. Upon the occurrence of certain significant Events of Default as specified in the Note, the Investor may increase the outstanding balance of the Note by 20%, and upon the occurrence of certain Events of Default, the Investor may increase the outstanding balance of the Note by 5%. Upon the occurrence of an Event of Default, the Investor may declare all amounts owed under the Note immediately due and payable. In addition, upon the occurrence of an Event of Default, interest shall begin accruing on the outstanding balance of the Note from the date of the Event of Default equal to the lesser of 18% per annum and the maximum rate allowable under law.

The preceding descriptions of the Purchase Agreement, Note, Security Agreement, and Intellectual Property Security Agreement do not purport to be complete and are qualified in their entirety by the full text of the Purchase Agreement, Note, Security Agreement, and Intellectual Property Security Agreement of which are filed as exhibits to this report and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Securities Purchase Agreement dated February 12, 2025 (confidential portions of the exhibit have been omitted where indicated)
10.2	Senior Secured Note due August 12, 2026 (confidential portions of the exhibit have been omitted where indicated)
10.3	Security Agreement dated February 12, 2025 (confidential portions of the exhibit have been omitted where indicated)
10.4	Intellectual Property Security Agreement dated February 12, 2025 (confidential portion of the exhibit have been omitted where indicated)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CV SCIENCES, INC.

Date: February 19, 2025	By:	/s/ Joseph Dowling
Joseph Dowling
Chief Executive Officer